Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Westfield Financial, Inc.'s Registration Statements No. 333-73132 and 333-98903 on Form S-8 of our report dated January 27, 2003 appearing in the Annual Report on Form 10-K of Westfield Financial, Inc. for the year ended December 31, 2002.

Deloitte & Touche LLP

Stamford, Connecticut
March 27, 2003.


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